SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE MERGER FUND

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May 29, 2007

Dear Fellow Shareholder:

If you’ve already voted on our proposals to modify certain of the Fund’s investment policies, feel free to ignore this letter.  If you haven’t yet responded, please take a minute to cast your vote by calling toll-free (888) 684-2438.

As more fully explained in the proxy material which accompanied our original mailing, the goal of these changes is to provide greater flexibility and additional investment tools to the Fund’s portfolio-management team.  We believe—as do all of the Fund’s independent trustees—that approval of our proposals is important to the continued success of the Fund.

Over 95% of our shareholders who have voted have given us their support, but we’re still short of the 50% vote required for these changes to take effect.  The voting deadline has been extended to June 20, 2007.  If you have any questions regarding the proposals that we are asking you to approve, one of the Fund’s portfolio managers will be happy to personally take your call at (914) 741-5600.

Thanks in advance for your attention to this important matter.

Sincerely,

                                                                                                                                 Frederick W. Green President

Shareholder Services: U.S. Bancorp Fund Services, LLC • P.O. Box 701 • Milwaukee • Wisconsin 53201 • (800) 343-8959 Investment Adviser: Westchester Capital Management, Inc.  •  100 Summit Lake Drive  •  Valhalla  •  New York 10595(914) 741-5600  •  Fax (914) 741-5737